UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2006

Pure Vanilla eXchange, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52023	98-0442839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 3rd Avenue, 15th Floor	10022
New York, NY	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: 212-972-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 31, 2006, Pure Vanilla eXchange, Inc., a Nevada corporation (the “Company”), consummated its previously announced acquisition of Nimble Group, Inc. (“Nimble”) pursuant to the Agreement and Plan of Merger dated as of December 15, 2006 (the “Merger Agreement”), by and among the Company, PVNX Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and Nimble. Under the Merger Agreement, the Merger Sub was merged (the “Merger”) with and into Nimble and Nimble survived the Merger as a wholly-owned subsidiary of the Company.

At the effective time of the Merger, each share of Nimble’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the effective time of the Merger (other than shares held by the Company and any dissenting stockholders), was converted into 1.306 shares of common stock of the Company, par value $0.001 per share. As a result of the foregoing, 16,808,728 shares of Company common stock were issued to the former Nimble stockholders.

According to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding option and warrant to purchase Nimble common stock (the “Nimble Options”), whether or not exercisable and whether or not vested, was converted into an option or the right to receive a warrant, as the case may be, to purchase Company common stock, and the Company assumed each Nimble Option granted under the Nimble 2006 Incentive Stock Option Plan (the “Nimble Plan”) in accordance with the terms thereof and the terms of the stock option agreement by which such Nimble Option is evidenced. From and after the effective time of the Merger, (i) each Nimble Option became exercisable by the holder solely for shares of Company common stock, (ii) the number of shares of Company common stock subject to each Nimble Option became equal to the product of (A) the number of shares of Nimble common stock subject to such Nimble Option immediately prior to the effective time of the Merger multiplied by (B) 1.306 (as adjusted for any stock split, reverse stock split, stock combination, stock dividend, etc.), (iii) the per share exercise price under each such Nimble Option was adjusted by dividing (A) the per share exercise price under such Nimble Option by (B) 1.306, (iv) in general, any restriction on the exercise or transfer of such Nimble Option continued in full force and effect in accordance with its terms, (v) each Nimble Option granted under the Nimble Option Plan became fully vested and (vi) the term, exercisability, vesting schedule and other provisions of or relating to such Nimble Option otherwise remained unchanged.

According to the terms of the Merger Agreement, at the effective time of the Merger, each Nimble security convertible into shares of Nimble common stock (including, without limitation, notes, debentures and convertible stock) (the “Nimble Convertible Securities”) was converted into the right to receive shares of Company common stock. From and after the effective time of the Merger, (i) each Nimble Convertible Security became convertible by the holder solely into shares of Company common stock, (ii) the number of shares of Company common stock into which such Nimble Convertible Security became convertible is equal to the product of (A) the number of shares of Nimble common stock into which such Nimble Convertible Security was convertible by its terms multiplied by (B) 1.306 (as adjusted for any stock split, reverse stock split, stock combination, stock dividend, etc.), (iii) the per share conversion price under each such Nimble Convertible Security was adjusted by dividing (x) the per share conversion price under such Nimble Convertible Security by (y) 1.306 (as adjusted for any stock split, reverse stock split, stock combination, stock dividend, etc.), (iv) in general, any restriction on the transfer of any such Nimble Convertible Security continued in full force and effect in accordance with its terms, and (v) the term, interest rate, maturity, conversion rate and other provisions of or relating to such Nimble Convertible Security otherwise remained unchanged.

The consideration paid by the Company to Nimble stockholders under the Merger Agreement was determined through a process involving the Company’s internal valuation models, third party valuations and negotiations between the Company and Nimble. While the Company and Nimble each did its best to effect the transaction on terms that it deemed fair and in the best interests of its stockholders, given the pre-existing relationships between the two companies and the overlap in officers and directors, the Merger was not the result of arm’s length negotiations. The respective stockholders of the Company and Nimble cannot be assured that the terms, conditions and consideration to be exchanged in the Merger would not have been more beneficial if the Merger had been the result of arm’s length negotiations.

The securities were issued by the Company pursuant to the Merger Agreement in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, on the basis that the securities were not offered or sold by any form of general solicitation or general advertising and the issuance did not involve a public offering. No underwriting fees or commissions were paid by the Company in connection with such issuance.

The foregoing description of the Merger, the Merger Agreement and the parties thereto does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement dated December 13, 2006, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 19, 2006, which is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2006, Florian Schuhbauer resigned as President of the Company effective as of the effective time of the Merger and the Company’s board of directors elected Steven Yevoli as Chief Executive Officer of the Company and Paul Corvino as President of the Company, in each case effective upon the effective time of the Merger. Mr. Schuhbauer continues to serve as a director of the Company. Mr. Schuhbauer’s resignation was not the result of any disagreement with management regarding the operations, policies or practices of the Company.

Steven Yevoli was the founder of Pure Vanilla eXchange, Inc., a Nevada corporation formed on August 30, 2005 (“Old Pure Vanilla”). On March 13, 2006, a wholly-owned subsidiary of the Company (then known as NVS Entertainment, Inc.) was merged with and into Old Pure Vanilla and Old Pure Vanilla survived that merger as a wholly-owned subsidiary of the Company. On April 12, 2006, Old Pure Vanilla was merged with and into the Company and the name of the Company was changed to Pure Vanilla eXchange Inc. Mr. Yevoli has served as Chairman of the Company’s board of director’s since March 2006.

Steven Yevoli has served as President and Chief Executive Officer of Nimble since January 2005. Mr. Yevoli served as President and Chief Executive Officer of Old Pure Vanilla from August 2005 through March 2006. From 2004 until 2005, Mr. Yevoli served as Executive Vice President of CMS Logistics, a global logistics leader. From 2001 through 2002, Mr. Yevoli served as Executive Vice President of FreshDirect, where he was instrumental in the launch of that company. Prior to joining FreshDirect, he was the President of PNV, Inc., helping to take that company public in 2000. From 1995 through 1999 Mr. Yevoli held various management positions with Cablevision, Inc., where he was instrumental in overseeing and launching a number of products and brands.

Paul Corvino has been a principal of RCN Holdings, LLC, a company that owns and invests in media/entertainment companies owns and manages residential, commercial and hotel properties, since November 2001. Mr. Corvino served as Senior Vice President and General Manager, Interactive Sales, for America Online from March 1998 through November 2001. From May 1995 through March 1998, Mr. Corvino served as Vice President of Sales for Cablevision, Inc. From March 1981 through May 1995, Mr. Corvino held various positions in the Advertising Sales Department at The New York Times, including Managing Director of Advertising Sales.

The Company currently expects to enter into an employment agreement with each of Mr. Yevoli and Mr. Corvino. The material terms of those employment agreements have not been determined as of the date of the filing of this Current Report on Form 8-K. The Company will file an amendment or amendments to this Current Report on Form 8-K including the material terms of the employment agreements of each of Mr. Yevoli and Mr. Corvino within four days of the date on which those terms have been determined.

On November 1, 2005, the Company and Nimble entered into a services agreement relating to the provision of management services and office space. The agreement provided for the Company, in its discretion, to decide on the services to be provided by Nimble and for Nimble to provide such services at specified monthly rates ranging between $13,100 and $28,750. Office space was provided at the rate of $1,750 per office and $600 per desk. Beginning on May 15, 2006, the Company leased its own office space and since that date no office space was provided by Nimble under the services agreement. The initial term of the agreement expired on March 31, 2006 and thereafter the agreement was automatically renewed for successive three month terms. The agreement was terminable by either party upon a breach of any material term thereof by the other party, subject the right of the breaching party to cure the breach within 15 days of notice thereof from the non-breaching party, or upon the insolvency or bankruptcy of the other party. During 2006, Nimble billed the Company $624,495 for services under the agreement, of which the Company paid $475,770 as of December 31, 2006.

From July 1, 2006 through December 31, 2006, the Company provided office space to Nimble on an as-used basis at the rate of $1,750 per office and $600 per desk. Under this arrangement, the Company billed Nimble $36,000 during 2006, of which Nimble paid $24,000 as of December 31, 2006.

On January 10, 2006, the Company and Nimble entered in to a Software License and Services Agreement, pursuant to which Nimble granted the Company a perpetual, limited, non-exclusive, non-transferable license to use certain Nimble software to process prepaid debit and stored value card transactions. In consideration of the license granted under the agreement, the Company paid Nimble an initial license fee of $500,000 on September 30, 2006 and agreed to pay Nimble a royalty equal to 10.0% of gross revenue generated through the use of the licensed software. The agreement was terminable by Nimble upon the Company’s material breach of any of its obligations thereunder, subject to the right of the Company to cure such breach within 30 days after notice from Nimble, and was terminable by the Company if the licensed software failed to perform according to the specifications and Nimble did not cure such defect within 60 days after receipt of notice thereof from the Company. During 2006, the Company estimates that royalties of approximately $1,000 will be payable to Nimble as of December 31, 2006.

Except as described in the immediately preceding three paragraphs, since the beginning of the Company’s last fiscal year, there has been no transaction or any currently proposed transaction, in which the Company was or is to be a participant and in which Mr. Yevoli or Mr. Corvino or any of their immediate family members had or will have a direct or indirect material interest, required to be disclosed under Item 404(a) of Regulation S-B. There are no family relationships between either Mr. Yevoli or Mr. Corvino and any other officer or director of the Company.

This report includes “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this report, including statements regarding the consummation of the Merger, are forward-looking statements. These forward-looking statements are necessarily subject to risks and uncertainties including, but not limited to, the successful integration of Nimble, the successful execution of the Company’s business plan and the effect of economic and business conditions. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that such expectations will be fulfilled. Stockholders and potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. The forward-looking statements are only made as of the date of this report and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(a)
Financial statements of businesses acquired.  The required financial statements will be filed on or before March 20, 2007, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b)
Pro forma financial information. The required pro forma financial information will be filed on or before March 20, 2007, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(d)	Exhibits

2.1
Agreement and Plan of Merger, dated as of December 15, 2006, by and among Pure Vanilla eXchange, Inc., PVNX Acquisition Corp. and Nimble Group, Inc. (incorporated herein by reference to the Current Report on Form 8-K filed by Pure Vanilla eXchange, Inc. on December 19, 2006).

	99.1	Press Release, dated January 4, 2007, issued by Pure Vanilla eXchange, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

PURE VANILLA EXCHANGE, INC.

Date: January 8, 2007
By: /s/ Steven Yevoli
Steven Yevoli
Chief Executive Officer